                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [  X  ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[     ]   Preliminary Proxy Statement          [   ]   Confidential, For Use of
[  X  ]   Definitive Proxy Statement                   the Commission Only
[     ]   Definitive Additional Materials              (as permitted by
[     ]   Soliciting Material Pursuant to              Rule 14a-6(e))
          Rule 14a-11(c) or Rule 14a-12

                                GT BICYCLES, INC.
    .........................................................................
                (Name of Registrant as Specified In Its Charter)

                                GT BICYCLES, INC.
    .........................................................................
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)     Title of each class of securities to which transaction applies:

               .................................................................
        2)     Aggregate number of securities to which transaction applies:

               .................................................................
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).

               .................................................................
        4)     Proposed maximum aggregate value of transaction:

               .................................................................
        5)     Total fee paid:..................................................

[   ]   Fee paid previously with preliminary materials:.........................

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        1)     Amount previously paid:

               .................................................................
        2)     Form, Schedule or Registration Statement no.:

               .................................................................
        3)     Filing Party:

               .................................................................
        4)     Date Filed:

               .................................................................

Notes:
               .................................................................

               .................................................................

                                GT BICYCLES, INC.
                               2001 EAST DYER ROAD
                           SANTA ANA, CALIFORNIA 92705

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1997


TO THE STOCKHOLDERS OF GT BICYCLES, INC.

        The 1997 Annual Meeting of Stockholders of GT Bicycles, Inc. (the "Company"), will be held at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, on June 3, 1997, at 10:00 A.M., for the following purposes as more fully described in the accompanying Proxy Statement:

        (1) To elect the following Class II nominees to serve as directors for three-year terms or until their successors are elected and have qualified:

                      Geoffrey S. Rehnert
                      William K. Duehring

        (2) To approve an amendment to the Company's 1993 Incentive Stock Option, Nonqualified Stock Option and Restated Stock Purchase Plan to increase the number of shares subject thereto to a total of 1,000,000;

        (3) To ratify the appointment of KPMG Peat Marwick LLP as independent certified public accountants of the Company for the fiscal year ending December 31, 1997; and

        (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on April 22, 1997 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                         By Order of the Board of Directors

                                         Michael C. Haynes
                                         President and Chief Executive Officer

April 29, 1997

        YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                               GT BICYCLES, INC.
                              2001 EAST DYER ROAD
                          SANTA ANA, CALIFORNIA 92705

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of GT Bicycles, Inc., a Delaware corporation (the "Company"), for use at its 1997 Annual Meeting of Stockholders ("Annual Meeting") to be held on June 3, 1997, at 10:00 A.M., at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California. It is contemplated that this solicitation of proxies will be made exclusively by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

        Holders of shares of Common Stock, $.001 par value ("Common Stock") of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, GT Bicycles, Inc., 2100 East Dyer Road, Santa Ana, California 92705, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the Class II nominees for election of directors named in this Proxy Statement, "FOR" the amendment of the 1993 Incentive Stock Option, Nonqualified Stock Option and Restated Purchase Plan and "FOR" the ratification of KPMG Peat Marwick LLP as the Company's independent certified public accountants. This Proxy Statement is first being mailed to stockholders on or about May 5, 1997.

                                VOTING SECURITIES

        The shares of Common Stock constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on April 22,1997 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 9,796,499 shares of Common Stock outstanding and entitled to vote. No shares of the Company's preferred stock, $0.001 par value, were outstanding. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no such effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

        Currently, there are four (4) members of the Board of Directors. The Company's bylaws provide for a classified Board of Directors with one class of directors elected each year for a term extending to the third succeeding annual meeting after such election. Accordingly, the director in Class II, Geoffrey S. Rehnert, holds office until the 1997 annual meeting of stockholders, the directors in Class III, Michael C. Haynes and Joseph J. Pretlow, hold office until the 1998 annual meeting of stockholders, and the director in Class I, Robert C. Gay, holds office until the 1999 annual meeting of stockholders. There is currently a vacancy in Class II. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the Class II nominees named below. One of the Class II nominees, Mr. Rehnert, is presently a director of the Company. The other Class II nominee is William K. Duehring, the Company's Chief Operating Officer.

        If either nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that either nominee will be unavailable to serve.

        Under Delaware law, the nominees receiving the highest number of votes will be elected as directors at the annual meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect.

        The names and certain information concerning the nominees for election as directors and the other directors continuing in office are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW.

                             DIRECTORS AND NOMINEES

                    NAME                     AGE   POSITION WITH THE COMPANY
                    ----                     ---   -------------------------
   CLASS II NOMINEES
       Geoffrey S. Rehnert...............     39   Director
       William K. Duehring...............     40   Chief Operating Officer and Nominee

   CLASS I DIRECTOR
       Robert C. Gay.....................     45   Director

   CLASS III DIRECTORS
       Michael C. Haynes.................     44   President, Chief Executive Officer and Director
       Joseph J. Pretlow.................     18   Director

        Geoffrey S. Rehnert has served as a director of the Company since November 1993. Mr. Rehnert has been a managing director and general partner of Bain Capital since 1984. Mr. Rehnert also serves on the boards of FTD Corporation (which is a floral services organization), ICON Health & Fitness, Inc. (which manufactures and markets home health equipment), Kollmorgen Corp. (which manufactures specialty motors and associated electronic amplifiers), and WorldCorp (which owns positions in World Airways, Inc., a provider of worldwide passenger and cargo air transportation, and InteliData Technologies Corporation, which provides consumer telecommunications, electronic commerce and interactive services).

        William K. Duehring has served as Chief Operating Officer of the Company since October 1996. From May 1992 to October 1996, Mr. Duehring served as Vice President, Product Development of the Company. From

January 1987 to May 1992, Mr. Duehring served in the position of Senior Product Manager of the Company. Prior to joining the Company, Mr. Duehring worked for Cycles U.S.A. as a product manager for seven years.

        Robert C. Gay has served as a director of the Company since November 1993. Mr. Gay has been a managing director and general partner of Bain Capital, a private equity firm, since 1989. Mr. Gay also serves on the boards of Alliance Entertainment Corp. (which distributes music and music-related products), GS Technologies Corporation (which makes consumable products for the mining industry) and ICON Health & Fitness Inc.

        Michael C. Haynes has served as the President and Chief Executive Officer of the Company since July 1996. From 1989 to July 1996, Mr. Haynes served as the Vice-President, Finance and Chief Financial Officer of the Company. Mr. Haynes was appointed as a member of the Company's Board of Directors in November 1993. Prior to joining the Company, Mr. Haynes was a certified public accountant and a partner in the certified public accounting firm of Comoglio & Haynes for eight years.

        Joseph J. Pretlow has served as a director of the Company since April 1997. Mr. Pretlow joined Bain Capital in 1992 and has been a principal of Bain Capital since 1996. Prior to joining Bain Capital, Mr. Pretlow worked in Investment Banking at Lehman Brothers.

OTHER EXECUTIVE OFFICER

        Charles Cimitile, 42, has served as Vice-President, Finance and Chief Financial Officer since December 1996. From August 1995 to November 1996, Mr. Cimitile served as Executive Vice President and Chief Financial Officer of Cruise Phone, Inc., a telecommunications company. From April 1986 to July 1995, Mr. Cimitile served in various capacities with ARC Holdings, Inc. and its predecessor American Recreation Group, L.P., a designer, marketer and distributor of bicycles and related parts and accessories, most recently serving as Secretary, Treasurer and Vice President of Finance from April 1993 to July 1995.

BOARD MEETINGS AND ATTENDANCE

        The Board of Directors of the Company held five (5) meetings during the fiscal year ended December 31, 1996. Each incumbent Director who served on the Board during the fiscal year ended December 31, 1996 attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he or she served. There are no family relationships among any of the directors or executive officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee is presently comprised of two (2) directors selected by the Board of Directors of the Company. The members of the Audit Committee are Geoffrey S. Rehnert and Robert C. Gay. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company's independent accountants and to otherwise communicate and act upon matters relating to the review and audit of the Company's books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company. In addition, the Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the Company's independent accountants. The Audit Committee held no meetings during the fiscal year ended December 31, 1996.

        The Compensation Committee is presently comprised of two (2) directors selected by the Board of Directors of the Company. The members of the Compensation Committee are Geoffrey S. Rehnert and Robert C. Gay. The functions of the Compensation committee include advising the Board of Directors on officer and employee compensation. The Board of Directors, based on input from the Compensation Committee, establishes the annual compensation rates for the Company's executive officers. The Compensation Committee held no meetings during the fiscal year ended December 31, 1996.

        The Company does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth compensation received for the two fiscal years ended December 31, 1996, by the Company's Chief Executive Officer, and the other most highly compensated executive officers (collectively, the "Named Executive Officers") whose aggregate salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation
                                   ----------------------------------------
                                                                                All Other
Name and Principal Position(1)       Year     Salary($)(2)     Bonus($)      Compensation($)
---------------------------------- ---------- ------------- --------------- ------------------
Michael C. Haynes...............     1996       260,794          70,000           6,700(3)
   President and Chief Executive     1995       222,533          87,500           7,043(3)
   Officer                           1994       213,500         243,000           7,050(3)

William K. Duehring.............     1996       189,702          55,000           7,295(4)
   Chief Operating Officer           1995       161,558          87,500           7,638(5)
                                     1994       155,000         232,000           7,645(6)

Richard W. Long(7)..............     1996       342,790         125,000                 --
   Former Chairman, President and    1995       543,250         262,500           7,043(3)
   Chief Executive Officer           1994       530,000         580,000           7,050(3)

------------------
(1) Charles Cimitile, the Company's Vice-President, Finance and Chief Financial Officer, joined the Company in October 1996. His current salary, on an annualized basis, is $175,000.

(2) Includes annual guaranteed salaries pursuant to employment agreements with the Company for Messrs. Haynes and Duehring of $28,296 and $16,980, respectively, for each fiscal year. These guaranteed salaries will terminate on October 31, 1998.

(3) Consists of annual allocated contributions under the Company's qualified Profit Sharing Plan.

(4) Consists of $6,700 of annual allocated contributions under the Company's qualified Profit Sharing Plan and $595 for premiums paid for term life insurance.

(5) Consists of $7,043 of annual allocated contributions under the Company's qualified Profit Sharing Plan and $595 for premiums paid for term life insurance.

(6) Consists of $7,050 of annual contributions under the Company's qualified Profit Sharing Plan and $595 for premiums paid for term life insurance.

(7) Mr. Long was killed in a traffic accident in July 1996. The amounts listed for 1996 represent payments made to him prior to his death or accrued at the time of his death and subsequently paid to his estate.

                            OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               % of Total
                                Number of        Options                                       Potential Realizable Value at
                               Securities      Granted to                                          Assumed Annual Rates of
                               Underlying     Employees in       Exercise or                   Stock Price Appreciation for
                                 Options         Fiscal          Base Price     Expiration              Option Term(4)
Name(1)                        Granted(#)        Year(2)          ($/Share)       Date(3)          5%($)          10%($)
---------------------------   -------------  ---------------  ---------------  -------------  ------------        -----------
Michael C. Haynes..........     75,000            19.6           12.00              09/10/06    566,005           1,424,368

William K. Duehring........     50,000            13.1           12.00              09/10/06    377,337             956,245

Richard W. Long............         --            --                --                    --         --                  --

(1) Mr. Cimitile was granted an option to purchase 60,000 shares at an exercise price of $12.00 per share.

(2) Options to purchase an aggregate of 382,597 shares of Common Stock were granted to employees, including the Named Executive Officers, during the year ended December 31, 1996.

(3) Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4) Based on fair market value, in accordance with the rules and regulations of the Securities and Exchange Commission, such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company's estimate or projection of future Common Stock prices, and no assurance can be given that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved.


                      AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                              AND FISCAL YEAR-END OPTION VALUES

                                                           Number of Securities Underlying
                                                                 Unexercised  Options             Value of Unexercised in-the-Money
                                                                at Fiscal Year-End(#)             Options at Fiscal Year-End($)(1)
                      Shares Acquired      Value        --------------------------------------    ----------------------------------
Name                  on Exercise(#)   Realized($)(1)     Exercisable          Unexercisable       Exercisable      Unexercisable
--------------------- ---------------- --------------   --------------        ---------------     --------------    ----------------
Michael C. Haynes              --               --                  --               75,000                  --           65,625

William K. Duehring            --               --                  --               50,000                  --           43,750

Richard W. Long                --               --                  --                   --                  --               --

-----------------

(1) Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise or base price of "in-the-money" options. The closing sale price for the Company's Common Stock as of December 31, 1996 on the Nasdaq National Market was $12.875.

EMPLOYMENT AGREEMENTS

        The Company has entered into Employment Agreements with Michael C. Haynes, William K. Duehring and Charles Cimitile. The agreements require each employee to devote his full business time and his best efforts, business judgment, skill and knowledge to the advancement of the business and interests of the Company during the term of the agreements. The agreements provide for an annual base salary with annual increases and annual bonuses based on the Company's attainment of certain net income. The agreements for Messrs. Haynes and Duehring were amended effective as of October 1, 1996 to increase the annual base salaries thereunder to $312,000 and $228,000, respectively, as a result of the new positions of Messrs. Haynes and Duehring within the Company. The agreements for Messrs. Haynes and Duehring have five-year terms ending on October 31, 1998 and may be terminated by the Company with or without cause as defined in the agreements. The agreements for Messrs. Haynes and Duehring also provide for guaranteed severance payments upon any termination of employment and additional severance payments upon termination of employment without cause or upon a change in control of the Company. The agreement for Mr. Cimitile has a three-year term ending on November 30, 1999 and may be terminated by the Company with or without cause as defined in the agreement. All of the agreements further contain confidentiality, proprietary rights and dispute resolution provisions.

DIRECTOR'S FEES

        The Company's directors do not receive any cash compensation for service on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at board and committee meetings. The Company intends to compensate future independent directors for their service on the Board and any committee at rates that are comparable to the compensation paid to independent directors of other similarly situated companies.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Based solely upon its review of the copies of reports furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company's Common Stock were made with respect to the Company's fiscal year ended December 31, 1996.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        Set forth below is certain information as of the Record Date regarding the beneficial ownership of the Company's Common Stock by (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (ii) all directors and nominees, (iii) each of the Named Executive Officers identified in the Summary Compensation Table, and (iv) all current directors and executive officers as a group.

                                               Amount and Nature of
                                                    Beneficial
  Name and Address of Beneficial Owners            Ownership(1)             Percent of Class
-------------------------------------------    ----------------------    ---------------------
Bain Funds (2)...........................            2,230,081                    22.8%
   c/o Bain Capital
   Two Copley Place, 7th Floor
   Boston, Massachusetts  02116

T. Rowe Price Associates, Inc. (3).......            1,115,000                    11.4%
   100 East Pratt Street
   Baltimore, Maryland  21202

Wanda Long...............................              959,550                     9.8%
   c/o GT Bicycles, Inc.
   2001 East Dyer Road
   Santa Ana, California  92705

Jackson National Life Insurance Company..              524,505                     5.4%
   5901 Executive Drive
   Lansing, Michigan  48909

Robert C. Gay (4)........................            2,230,081                    22.8%
   c/o Bain Capital
   Two Copley Place, 7th Floor
   Boston, Massachusetts  02116

Geoffrey S. Rehnert (4)..................            2,230,081                    22.8%
   c/o Bain Capital
   Two Copley Place, 7th Floor
   Boston, Massachusetts  02116

Joseph P. Pretlow........................            2,230,081                    22.8%
   c/o Bain Capital
   Two Copley Place, 7th Floor
   Boston, Massachusetts  02116

Michael C. Haynes........................              336,000                     3.4%
William K. Duehring (5)..................              264,514                     2.7%

All current executive officers and
   directors as a
   group (6 persons)(4)(5)...............            2,830,595                    28.9%

---------------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes (i) 102,388 shares owned by BCIP Associates, (ii) 49,023 shares owned by BCIP Trust Associates, L.P., (iii) 1,109,328 shares owned by Bain Capital Fund IV-B, L.P., and (iv) 969,342 shares owned by Bain Capital Fund IV, L.P.

(3) These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4) Includes shares described in Note (2) above. Messrs. Gay, Rehnert and Pretlow are Directors of the Company. Messrs. Gay and Rehnert are managing directors of Bain Capital Investors, Inc., the general partner of Bain Capital Partners IV, L.P., which is the general partner of Bain Capital Fund IV-B, L.P. and Bain Capital Fund IV, L.P. and are general partners of BCIP Associates and BCIP Trust Associates, L.P., and accordingly, may be deemed to beneficially own such shares. Mr. Pretlow is a principal of Bain Capital Investors, Inc., the management company for Bain Capital Fund IV-B, L.P. and Bain Capital Fund IV, L.P., and accordingly, may be deemed to beneficially own such shares. Each of Mr. Gay, Mr. Rehnert and Mr. Pretlow disclaims beneficial ownership of the shares held by BCIP Associates, BCIP Trust Associates, L.P., Bain Capital Fund IV-B, L.P. and Bain Capital Fund IV, L.P., except to the extent of each of their pecuniary interests therein.

(5) Includes 264,000 shares held in the William K. Duehring Trust, dated December 6, 1994.

                        REPORT OF THE BOARD OF DIRECTORS

        The following report is submitted by the Board of Directors with respect to the executive compensation policies established by the Board of Directors and compensation paid or awarded to executive officers for the fiscal year ended December 31, 1996.

COMPENSATION POLICIES AND OBJECTIVES

        In establishing and evaluating the effectiveness of compensation programs for executive officers, as well as other employees of the Company, the Board of Directors is guided by three basic principles:

        o The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel.

        o Annual executive compensation in excess of base salaries should be tied to individual and Company performance.

        o The financial interests of the Company's executive officers should be aligned with the financial interests of the stockholders, primarily through stock option grants which reward executives for improvements in the market performance of the Company's Common Stock.

        Salaries and Employee Benefits Programs. In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer salaries, and health care and other employee benefit programs, to its executives and other key employees that are comparable to those offered to persons with similar skills and responsibilities by competing businesses in the local geographic area.

        In recommending salaries and bonuses for executive officers and other key employees, the Board of Directors considers both the Company's overall performance as well as the individual's performance and informally reviews available information, including information published in secondary sources, regarding prevailing salaries and compensation programs offered by competing businesses that are comparable to the Company in terms of size, revenue, financial performance and industry group.

        In order to retain qualified management personnel, the Company has followed the practice of seeking to promote executives from within the Company whenever practicable. The Board of Directors believes that this policy enhances employee morale and provides continuity of management. Typically, modest salary increases are made in conjunction with such promotions.

        Performance-Based Compensation. The Board of Directors believes that the motivation of executives and key employees increases as the market value of the Company's Common Stock increases. Nevertheless, the Company provides a merit bonus in cash or stock options to executives and key employees which is dependent on the Company's achievements and the direct contributions made by each executive and other key employees. Accordingly, at the beginning of each fiscal year, the Company establishes short term and long term plans, and at the end of the fiscal year, the collective and individual contributions of the executives to the Company's achievements are evaluated.

        In certain instances, bonuses are awarded not only on the basis of the Company's overall strategic accomplishments, but also on the achievement by an executive of specific objectives within his or her area of responsibility. For example, a bonus may be awarded for any executive's efforts in achieving greater than anticipated cost savings, or completing a new product on target.

        Stock Options and Equity-Based Programs. In order to align the financial interests of executive officers and other key employees with those of the stockholders, the Company grants stock options to its executive officers and other key employees on a periodic basis, taking into account the size and terms of previous grants of equity-based compensation and stock holdings in determining awards. Stock option grants, in particular, reward executive officers and other key employees for performance that results in increases in the market price of the Company's Common Stock, which directly benefit all stockholders. Moreover, the Board of Directors generally has followed the practice of granting options on terms which provide that the options become exercisable in cumulative annual installments, generally over a three to five-year period. The Board of Directors believes that this feature of the option grants not only provides an incentive for executive officers to remain in the employ of the Company, but also makes longer term growth in share prices important for the executives who receive stock options.

        Profit Sharing Plan. All employees who have worked for the Company at least twelve (12) months are eligible to participate in the profit sharing plan (the "Plan"). The Company makes annual contributions to the Plan at the discretion of the Board of Directors. The amount of the profit sharing allocated to participants is dependent upon their base compensation levels and the length of time during the fiscal year that they are employed by the Company. Each eligible participant's allocation of the Company's profit sharing contribution is deposited into an established individual profit sharing account. Company contributions deposited into profit sharing accounts for each employee become fully vested after six years of service or upon retirement, death or disability. Benefits are generally payable following retirement, disability, death, hardship or termination of employment.
Executive officers participate in the Plan.

FISCAL YEAR 1996 COMPENSATION

        The Chief Executive Officer's and other executive officers' compensation are based on Employment Agreements that provide for an annual base salary with annual increases and annual bonuses based on the Company's attainment of certain net income. The agreements have three to five year terms ending on October 31, 1998 and November 30, 1999 and may be terminated by the Company with or without cause as defined in the agreements. Mr. Haynes received an annual base salary of $232,701 from January 1, 1996 to September 30, 1996 and $312,000 from October 1, 1996 to December 31, 1996. Mr. Haynes received a bonus of $70,000 in 1996 based on the Company's net income.

                                             THE BOARD OF DIRECTORS

                                             Michael C. Haynes
                                             Robert C. Gay
                                             Geoffrey S. Rehnert

        Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report and the performance graph on page 11 shall not be incorporated by reference into any such filings.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the year ended December 31, 1996, the Company's Board of Directors established the levels of compensation for the Company's executive officers. Michael C. Haynes, a director and the President and Chief Executive Officer of the Company, participated in the deliberations of the Board regarding executive compensation, but did not participate in proceedings or decisions of the Board of Directors regarding his own compensation.

                             STOCK PERFORMANCE GRAPH

        Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Non-Financial Index and the Nasdaq Stock Market -- US Index for the period that commenced October 13, 1995, (the date on which the Company's Common Stock was first registered under the Exchange Act) and ended on December 31, 1996

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
             AMONG GT BICYCLES, INC., THE NASDAQ NON-FINANCIAL INDEX
                     AND THE NASDAQ STOCK MARKET -- US INDEX


                               10/13/95         12/95          12/96
                               --------         -----          -----
GT BICYCLES, INC.                100              70             97
NASDAQ STOCK MARKET-US           100             104            128
NASDAQ NON-FINANCIAL             100             103            125

                                  PROPOSAL TWO

                   AMENDMENT TO THE 1993 PLAN TO INCREASE THE
                   TOTAL NUMBER OF SHARES ISSUABLE THEREUNDER

INTRODUCTION

        The Board of Directors adopted and the stockholders of the Company originally approved by written consent the 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (the "1993 Plan") in March 1994. Subject to approval by the Company's stockholders, the Board of Directors amended the 1993 Plan in April 1997 to increase the authorized number of shares of Common Stock issuable thereunder by 340,000 shares and to reserve the additional shares for issuance under the 1993 Plan, bringing the total number of shares of Common Stock subject to the 1993 Plan to 1,000,000.

        Approval of the amendments to the 1993 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the annual meeting of stockholders and entitled to vote thereat. Proxies solicited by management for which no specific direction is included will be voted FOR the amendment of the 1993 Plan to add 340,000 shares of Common Stock to the pool of shares reserved for issuance thereunder.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1993 PLAN.

        The principal features of the 1993 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1993 Plan itself. Copies of the 1993 Plan can be obtained by writing to the Secretary, GT Bicycles, Inc., 2001 East Dyer Road, Santa Ana, California 92705.

1993 PLAN TERMS

        The 1993 Plan provides currently for the grant by the Company of options and/or rights to purchase up to an aggregate of 660,000 shares of Common Stock of the Company to its officers, directors, key employees, consultants and other business persons having important business relationships with the Company, or any parent or subsidiary corporation of the Company. As of the Record Date, approximately six (6) executive officers and directors of the Company and approximately 730 other employees were eligible to participate. The purpose of the 1993 Plan is to enable the Company to attract and retain persons of ability as employees, officers, directors and consultants and to motivate such persons by providing them with an equity participation in the Company. The 1993 Plan expires in November 2003 unless terminated earlier by the Board of Directors.

        The 1993 Plan provides that it is to be administered by the Board of Directors or a committee appointed by the Board. Presently, the Company's Board of Directors administers the 1993 Plan (the "Administrator"). The Administrator has broad discretion to determine the persons entitled to receive options and/or rights to purchase under the 1993 Plan, the terms and conditions on which options and/or rights to purchase are granted and the number of shares subject thereto. The Administrator also has discretion to determine the nature of the consideration to be paid upon the exercise of an option and/or right to purchase granted under the 1993 Plan. Such consideration may generally consist of cash or shares of Common Stock of the Company or, in the case of rights to purchase, a promissory note.

        Options granted under the 1993 Plan may be either "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code (the "Code"), or "nonqualified stock options," as determined by the Administrator. Options may be granted under the 1993 Plan for terms of up to ten (10) years. The exercise price of options and the purchase price of rights to purchase must be at least equal to the fair market value of the Common Stock of the Company as of the date of grant. No optionee may be granted incentive stock options under the 1993 Plan to the extent that the aggregate fair market value (determined as of the date of grant) of the shares of Common Stock with respect to which incentive options are exercisable for the first time by the optionee during any calendar year would exceed $100,000. There is no limitation on the amount of nonqualified stock options and/or rights to purchase granted under the 1993 Plan. Options granted under the 1993 Plan to officers, employees, directors, or consultants of the Company may be exercised only while the optionee is employed or retained by the Company or within three to six months after termination for any reason, with the exact date of expiration to be determined by the Administrator.

        Upon the occurrence of a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the Company's assets and certain other similar events, the 1993 Plan provides that the 1993 Plan itself and all outstanding options shall terminate unless provision is made in writing for the continuance of the 1993 Plan and for the assumption of outstanding options and rights to purchase previously granted. In the event that the outstanding shares of Common Stock while the 1993 Plan is in effect are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation, or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%) or of another change in the corporate structure of the Company, appropriate adjustments will be made by the Board of Directors to the aggregate number and kind of shares subject to the 1993 Plan and the number and kind of shares and the price per share subject to outstanding incentive options, nonqualified options and rights to purchase in order to preserve, but not to increase, the benefits to persons then holding incentive options, nonqualified options or rights to purchase.

        Payment for shares upon exercise of an option or upon issuance of restricted stock must be made in full at the time of exercise, or issuance with respect to restricted stock. The form of consideration payable upon exercise of an option or purchase of restricted stock shall, at the discretion of the Compensation Committee, be (i) by tender of United States dollars in cash, check or bank draft; (ii) subject to any legal restriction against the Company's acquisition or purchase of the Company's shares of Common Stock, shares of Common Stock, which shall be deemed to have a value equal to the aggregate fair market value of such shares determined on the date of exercise or purchase as described in the immediately preceding paragraph hereof; (iii) by the issuance of a promissory note acceptable to the Compensation Committee; or (iv) pursuant to other methods described in the 1993 Plan.

        As of the Record Date, options to purchase an aggregate of 566,011 shares of Common Stock (net of canceled options) have been granted under the 1993 Plan to the following persons or groups: (i) Michael C. Haynes, 75,000 shares; (ii) William K. Duehring, 50,000 shares, (iii) all current executive officers (as a group), 185,000 shares; and (iv) all other employees who are not executive officers (as a group), 381,011 shares.

FEDERAL TAX CONSEQUENCES OF THE 1993 PLAN

        The following is a brief summary of the tax effects under the Code that may accrue to participants in the 1993 Plan.

        Incentive Stock Options. No taxable income will be recognized by an optionee under the 1993 Plan upon either the grant or the exercise of an incentive stock option; provided the optionee holds the stock for at least two years after the grant of the options and one year after the exercise of the option. If an incentive stock option is exercised more than three months after a termination due to retirement, it will be treated as a sale or other disposition of the shares acquired upon exercise of an incentive stock option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. The Company receives no tax benefit from incentive stock options granted unless the optionee fails to meet the holding requirements set forth above.

        Nonqualified Stock Options. No taxable income is recognized by an optionee upon the grant of a nonqualified stock option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The

Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided the applicable withholding requirements are satisfied.

        Restricted Stock. The receipt of restricted stock will not result in a taxable event until the applicable period(s) of restriction lapse, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of grant. If a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of grant over the amount paid for such shares. If no amount is paid for such shares, the participant will recognize ordinary income in an amount equal to the fair market value of such shares on the date of the grant. Even if the amount paid and the fair market value of the shares are the same (in which case there would be no ordinary income), a Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized. If no Section 83(b) election is made, a taxable event will occur on each date the participant's ownership rights vest (i.e., when the period(s) of restriction lapse) as to the number of shares that vest on that date, and the holding period for long-term capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares.

                                 PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected KPMG Peat Marwick LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1997, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

        KPMG Peat Marwick LLP has audited the Company's financial statements annually since fiscal year 1993. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

        Any stockholder desiring to submit to the Company for consideration a proposal for action at the 1998 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than December 31, 1997 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Exchange Act, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                  OTHER MATTERS

        Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                             By Order of the Board of Directors

                             Michael C. Haynes
                             President, Chief Executive Officer and
                             Secretary

April 29, 1997

        The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1996 is being mailed concurrently with this Proxy Statement to all stockholders of record as of April 22, 1997. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

        COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, GT BICYCLES, INC., 2001 EAST DYER ROAD, SANTA ANA, CALIFORNIA 92705.

PROXY

                                GT BICYCLES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                ANNUAL MEETING OF THE STOCKHOLDERS - JUNE 3, 1997

         The undersigned hereby nominates, constitutes and appoints Michael C. Haynes and Charles Cimitile, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of GT BICYCLES, INC. which the undersigned is entitled to represent and vote at the 1997 Annual Meeting of Stockholders of the Company to be held at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, on June 3, 1997, at 10:00 A.M., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

              THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3

1.  ELECTION OF DIRECTORS:

    [ ]  FOR all nominees listed below             [ ] WITHHOLD AUTHORITY
         (except as marked to the contrary below)      to vote for all nominees
                                                       listed below

         Election of the following nominees as Class II directors
         for three-year terms:                              Geoffrey S. Rehnert
                                                            William K. Duehring

INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below:

--------------------------------------------------------------------------------

2. APPROVAL OF AMENDMENT TO THE INCENTIVE STOCK OPTION, NON-QUALIFIED STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN - 1993 TO INCREASE THE TOTAL NUMBER OF SHARES ISSUABLE THEREUNDER BY 340,000 FOR A TOTAL OF 1,000,000:

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

3.  RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT CERTIFIED PUBLIC
    ACCOUNTANTS:

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

4. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

        IMPORTANT--PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE REVERSE SIDE. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" APPROVAL OF THE AMENDMENT TO THE INCENTIVE STOCK OPTION, NON-QUALIFIED STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN - 1993 AND "FOR" RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                    Date ______________, 1997

                                    -------------------------------------------
                                            (Signature of stockholder)

                                    Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.


    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND
      RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.